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                            STOCK PURCHASE AGREEMENT
                                    BETWEEN
                           SPORTSSTAR MARKETING, INC.
                                       AND
                                 WAYNE O. GEMAS


                                    EXHIBIT W

                        WAYNE GEMAS CONSULTING AGREEMENT
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                         CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT ("Agreement") is made this 29th day of March, 1999, by and between SPORTSSTAR MARKETING, INC. ("Purchaser") and WAYNE 0. GEMAS ("Consultant").

                                  INTRODUCTION

      Pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated March 26, 1999, by and between Purchaser and Consultant, the Purchaser is acquiring the shares of Consultant in College Bound Student-Athletes, Inc. In connection with the closing of the Stock Purchase Agreement, Purchaser desires that Consultant enter into this Agreement to provide assistance to Purchaser following the closing of the Stock Purchase Agreement. To satisfy a condition of the Stock Purchase Agreement, and in return for the consideration stated herein, Consultant is willing to enter into this Agreement.

                                    AGREEMENT

      In consideration of the promises and mutual covenants contained herein, the parties agree as follows:

      1. CONSULTING SERVICES. During the five (5) years commencing on the date that Consultant receives payment of $100,000 pursuant to Section 1(b)(i)(A) of the Stock Purchase Agreement (the "Effective Date"), Consultant will provide consultative and advisory services to Purchaser on all matters pertaining to the business acquired by Purchaser pursuant to the Stock Purchase Agreement. Consultant will make himself available to provide such services to Purchaser for at least two (2) days each month. Consultant will devote his reasonable best efforts to the provision of services hereunder to Purchaser. The services which Consultant will perform will be scheduled by the parties on a mutually convenient basis, with each party to make reasonable efforts to accommodate the other's reasonable requests.

      2. FEE AND BENEFITS. It is agreed that the fee for the above services shall begin to accrue on the Effective Date and shall be One Thousand Five Hundred Dollars ($1,500.00) per month, payable monthly. Consultant shall also be entitled to participate in Purchaser's health care plan from the date of the "Closing" as that term is defined in the Stock Purchase Agreement until May 1, 2003. Such health care coverage shall be comparable to Consultant's current health care coverage. Consultant's right to participate in the Purchaser's medical plan until the date set forth above, shall continue despite termination of this Agreement, unless such termination is for "cause" by the Purchaser, as defined below.

      3. TERMINATION. This Agreement may be terminated by Consultant, without cause, upon thirty (30) days prior notice at any time on or after eighteen (18) months from the Effective Date. This Agreement may be terminated by Purchaser for cause, at any time, effective upon written notice to Consultant. The term "cause" shall mean only one of the following: (a) Consultant has materially breached this Agreement, which breach remains uncured to the reasonable satisfaction of the Board

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of Directors for thirty (30) days after Consultant receives written notice thereof from the Board of Directors; (b) Consultant has committed willful misconduct or any willful violation of law in the performance of Consultant's duties to Purchaser; (c) Consultant has willfully failed to follow reasonable, lawful and explicit instructions of the Board of Directors of Company concerning the operations or business of the Purchaser; (d)
Consultant has been convicted of a felony deemed by Purchaser to be adverse to its business or reputation; (e) Consultant has willfully misappropriated funds or property of Purchaser; (f) Consultant has willfully obtained a personal profit from any transaction which constitutes a corporate opportunity of Purchaser, unless the transaction was approved in writing by Purchaser's Board of Directors after full disclosure of all details relating to such transaction; or (g) Consultant has breached the confidentiality or non-compete provisions of the Stock Purchase Agreement.

    4. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and benefit the parties hereto and their assigns, executors, heirs, or successors, provided that the Consultant will not assign any obligation hereunder without Purchaser's prior written consent, which consent may be withheld for any reason.

    5. AMENDMENT, MODIFICATION OR WAIVER. No amendment, modification or waiver of any condition, provision or term of this Agreement will be valid or of any effect unless made in writing, signed by the party or parties to be bound. Any waiver by any party of any default of the other party will not affect or impair any right arising from any subsequent default.

    6. SEVERABLE PROVISIONS. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid for any reason, such illegality or invalidity will not affect the remainder of this Agreement.

    7. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties respecting the transaction contemplated hereby and supersedes all prior agreements and understandings between the parties respecting the subject matter of this Agreement.

    8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

                                        SPORTSSTAR MARKETING, INC.

                                        By: /s/ William Kroske
                                            ----------------------------------
                                        Title: President
                                              --------------------------------


                                        WAYNE O. GEMAS

                                        /s/ Wayne O. Gemas
                                        --------------------------------------

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